Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated June 27, 2008 relating to the financial statements, which appears in James Hardie Industries N.V.’s Annual Report on Form 20-F for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 15, 2009